UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 13, 2001


                         MARINE SHUTTLE OPERATIONS INC.
             (Exact name of Registrant as specified in its charter)


                                     NEVADA
                            (State of Incorporation)


               0-29796                                   91-1913992
     (Commission File Number)               (I.R.S. Employer Identification No.)



                               CHARLOTTENSTRASSE 59
                             D-10117 Berlin, Germany
                    (Address of principal executive offices)


                                  (49) 30-2094-5800
              (Registrant's telephone number, including area code)

ITEM  5.     OTHER  EVENTS.

Hubert Besner and Stephen Adshead resigned as directors of the Corporation effective as of December 13, 2001 and December 21, 2001, respectively. Also, Franz Eder, Iqbal Akram and Jurgen Ternieden resigned as directors of the Corporation effective as of January 11, 2002. Eduard Seligman, Slobadan Andjic and Michael J. Smith were appointed as directors of the Corporation in the place of Mr. Besner, Mr. Adshead and Mr. Eder, respectively.

The Corporation's wholly-owned subsidiary Marine Shuttle Operations AS (the "Subsidiary") is currently in default of payment of certain of its obligations and as a result, the board of directors of the Corporation is currently seeking alternative sources of financing as well as other options for the Subsidiary. However, there can be no assurance that any such efforts will be successful or that the Subsidiary will be able to continue operations. In the event the Subsidiary can not continue, all or part of the Corporation investment therein may be lost.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               MARINE  SHUTTLE  OPERATIONS  INC.

                                               /s/  Michael J. Smith
                                               ---------------------------------
                                               Michael J. Smith
                                               Director


Date:  February 11,  2002